Exhibit 10.11

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

TECHNOLOGY TRANSFER

AND

CLINICAL SUPPLY AGREEMENT

This Technology Transfer and Clinical Supply Agreement (“Agreement”) is made by and between

Versartis, Inc.

275 Shoreline Drive

Suite 450

Redwood Shores, CA USA 94065

(hereinafter called “CUSTOMER”),

and

Boehringer Ingelheim RCV GmbH & Co KG

[*]

(hereinafter called “BI”)

(hereinafter BI and CUSTOMER each shall also be called “Party” and collectively “Parties” as the case may be).

EFFECTIVE DATE: OCTOBER 23, 2012

TABLE OF CONTENTS

1	Definitions	4

2	Cooperation between the Parties in the Course of the Project	8

3	Project Fee and Payments	12

4	Delivery Terms of Product for Clinical Use	14

5	Use of Project Data	16

6	Representations, Warranties and Indemnification	16

7	Liability, Indemnification, Limitations and Insurance	18

8	Intellectual Property	20

9	Confidentiality	21

10	Term and Termination	23

11	Miscellaneous	25

12	List of Appendices	29

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.

Preamble

WHEREAS, CUSTOMER and BI entered into a Mutual Nondisclosure Agreement dated as of August 16, 2012; and

WHEREAS, CUSTOMER is a biotechnology company involved in, among other things, the research, development, commercialization and distribution of pharmaceutical products and has the rights in its proprietary product VRS-317 (long acting human growth hormone) (hereinafter referred to as the “Product”); and to the Initial Process (as defined below); and

WHEREAS, BI and its Affiliated Companies have know-how and expertise to transfer manufacturing processes for biopharmaceuticals to the Facility (as defined below); and

WHEREAS, CUSTOMER and BI now wish to: (i) provide for the transfer the Initial Process to BI, and (ii) contract for BI’s manufacturing of Product for preclinical and clinical testing using either the Initial Process or, on the terms and conditions set forth herein, perform (by itself and/or its Affiliated Companies) certain development work relating to the adaption and/or further development and scale-up of the Initial Process.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.

NOW, THEREFORE, and in consideration of the mutual covenants set forth in this Agreement, BI and CUSTOMER hereby agree as follows:

1.	Definitions

1.1	Affiliated Companies

shall mean any company or business entity which controls, is controlled by, or is under common control with, either CUSTOMER or BI. For purposes of this definition, “control” shall mean the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of an entity (other than a natural person), whether through the majority ownership of voting capital stock, by contract or otherwise.

1.2	Background IP

shall mean Intellectual Property Rights (i) owned or controlled by a Party prior to the earlier of either the effective date of the CDA or of the Effective Date, or (ii) developed by a Party outside of the scope of this Agreement without use of the other Party’s Confidential Information.

1.3	Batch

shall have the meaning as set forth in the Quality Agreement (QA).

1.4	Batch Records

shall have the meaning as set forth in the Quality Agreement (QA).

1.5	BI Deliverables

shall mean any material and documents or results other than the Product to be provided by BI to CUSTOMER as listed in detail in the Project Plan.

1.6	BI Improvements

shall have the meaning as set forth in Section 8.2.2.

1.7	CDA”

shall mean the Mutual Nondisclosure Agreement effective as of August 16, 2012.

1.8	Cell Line

shall mean the proprietary cell line expressing the Product owned by CUSTOMER or to which CUSTOMER has a right to use, and provided to BI pursuant to the terms of this Agreement and further described in Appendix 1 hereto.

1.9	Certificate of Analysis (CoA)

shall have the meaning as set forth in the QA.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.

1.10	Certificate of Compliance (CoC)

shall have the meaning as set forth in the QA.

1.11	cGMP

shall mean current Good Manufacturing Practice regulations as set forth in more detail in the QA.

1.12	Change of Control

shall mean the merger with, transfer to or acquisition of beneficial ownership of more than fifty percent (50%) of the outstanding voting shares of BI or CUSTOMER respectively and/or its respective Affiliated Companies.

1.13	CMO

shall mean Contract Manufacturing Organization.

1.14	Confidential Information

shall mean any information and materials disclosed by a Party or an Affiliated Company of such Party to the other Party or its Affiliated Company(ies), which information includes, but is not limited to: all know-how, trade secrets, inventions, non-public patent applications, processes, concepts, technology regarding the manufacture of biopharmaceuticals, and experimental methods as well as information concerning the Disclosing Party’s and/or its Affiliated Companies’ financial situation, customers, business plans, and its or its Affiliated Companies’ research and product designs and other data and information disclosed or exchanged under the CDA and this Agreement; as well as the terms of the CDA and of this Agreement.

1.15	CUSTOMER Deliverables

shall mean the [*] and any other material and documents to be provided by CUSTOMER to BI as listed in detail in Appendix 1.

1.16	CUSTOMER Improvements

shall have the meaning as set forth in Section 8.2.1.

1.17	Direct Competitor

shall mean for BI: a third party which is exclusively or primarily in the business of offering and providing services for the manufacture of biopharmaceuticals for the benefit of other companies (unless such other companies are solely affiliated companies of such other company). For the sake of clarity, “Direct Competitor” shall not include a third party such as [*] which is primarily in the business of developing and commercializing pharmaceutical products but which may also contract manufacturing services; and for CUSTOMER: a third party developing, manufacturing or selling a pharmaceutical product for the same indication as the Product.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.

1.18	Disclosing Party

in the capacity of disclosing Confidential Information and Know-How, each Party is referred to as the Disclosing Party.

1.19	Effective Date

shall mean the date of commencement of this Agreement as mentioned on the cover page above.

1.20	Facility

shall mean the biotech buildings and all other buildings located at [*], used by BI and/or its Affiliated Companies in performance of the Project.

1.21	Improvements

shall mean all discoveries and inventions, and all modifications, derivatives and improvements of Background IP or new uses thereof (whether or not protectable under patent, trademark, copyright or similar laws) that are discovered, invented, developed or reduced to practice in the performance of this Agreement.

1.22	Initial Process

shall mean the initial process for manufacturing Product developed and owned or in-licensed by CUSTOMER and reflected by the parameters, standards and preliminary specifications as summarized in Appendix 1 and Appendix 5.

1.23	Intellectual Property Rights

shall mean any and all now known or hereafter existing: (i) rights associated with works of authorship, including copyrights and moral rights; (ii) know-how and trade secret rights; (iii) patent rights and industrial property rights (including trademarks); (iv) other proprietary rights in all inventions (whether or not patentable), discoveries, methods, processes, techniques, specifications, protocols, schematics, diagrams, reagents, compounds, samples, formulation, data, circuit designs, design layout, databases, data, and other forms of technology; and (v) all registrations, applications, renewals, and extensions of the foregoing, in each case in any jurisdiction throughout the world, including, but not limited to, inventor’s certificates, utility models, substitutions, confirmations, reissues, re-examinations, renewals or any like governmental grants for protection of inventions; and any pending application for any of the foregoing, including any continuation, divisional, substitution, additions, continuations-in-part, provisional and converted provisional applications, as well as extensions and supplementary protection certificates based thereon.

1.24	Knowledge

shall mean that which a Party knows or should have known following that inquiry a reasonable person would have made in light of the facts and circumstances.

1.25	Latent Defects

shall mean non-conformance of the Product with the Specifications other than Obvious Defects.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.

1.26	Losses

shall have the meaning set forth in Section 7.4a.

1.27	Manufacturing Process

shall mean the Initial Process adapted to the Facility and/or optimized or developed by BI during the performance of the Project.

1.28	Manufacturer’s Release

shall mean BI’s release of a cGMP-conforming Batch of Product (either as drug substance or in the final dosage form as drug product-whichever is the case) in accordance with the QA.

1.29	Obvious Defects

shall mean any non-conformance of the Product with the Specifications, which is visible or easily detectable without any analysis in a laboratory.

1.30	Process Description

shall mean a controlled document of BI, approved by authorized technical and quality representatives of both Parties, that documents the general outline of the respective Manufacturing Process. It includes all relevant process parameters to be met and equipment and raw materials to be used.

1.31	Product

shall mean the pharmaceutical product described in Appendix I produced using the Manufacturing Process and formulated either as bulk drug substance or in final dosage form as drug product.

1.32	Project

shall mean the performance of the Services, including without limitation the development of the Manufacturing Process, if any, for the Product.

1.33	Project Fees

shall have the meaning specified in Section 3.1 hereof.

1.34	Project Manager

shall have the meaning specified in Section 2.2.1 hereof.

1.35	Project Plan

shall mean the plan describing the Services to be performed by BI (by itself or its Affiliated Companies) under the Project, including the (initial) Project timeline in Appendix 3, attached to this Agreement as Appendix 2.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.

1.36	Project Team

shall have the meaning specified in Section 2.2.2 hereof and at the Effective Date shall consist of the persons listed in Appendix 6.

1.37	QA

shall mean the draft Quality Agreement attached hereto as Appendix 7, as modified hereafter by a definitive Quality Agreement entered into between the Parties.

1.38	Receiving Party

in the capacity of receiving Confidential Information and know-how, each Party is referred to as the Receiving Party.

1.39	Representatives

shall mean a Party’s Affiliated Companies and its own, as well as its Affiliated Companies’ officers, employees and agents.

1.40	Service(s)

shall mean those certain services performed by BI under this Agreement as outlined in the Project Plan in Appendix 2.

1.41	Specification(s)

shall mean all the specifications and tests, analytical methods and/or limits, and the results thereof, as applicable, agreed by the Parties and within which the Product has to conform to be considered acceptable by CUSTOMER for clinical use. The Parties are in agreement, that pursuant to Section 2.7 in the first instance preliminary specifications shall be contained in Appendix 5 to this Agreement and shall thereafter be fixed to final Specifications as Appendix to the QA in accordance with Section 2.7.

1.42	Steering Committee

shall have the meaning specified in Section 2.2.3 hereof.

2.	Cooperation between the Parties in the Course of the Project

2.1	General

This Agreement sets forth the terms and conditions under which BI (by itself or its Affiliated Companies) will provide the Services to CUSTOMER.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.

2.2	Governance

2.2.1	Designation of Project Manager

Upon commencement of the Project, BI and CUSTOMER will each appoint a project manager (“Project Manager”), who will coordinate and supervise the Project including communication of all instructions and information concerning the Project to the other Party. The Project Manager will serve as contact person for the other Party. Each Project Manager will be available on an agreed ([*]) basis for consultation at prearranged times during the course of the Project. The Project Managers shall be copied on all correspondence by other Project Team members and all correspondence between the Parties. In the absence of the Project Manager, a substitute shall be appointed. Additional modes or methods of communication and decision making may be implemented with the mutual written consent of each Party. Each Party will use reasonable efforts to provide the other Party with [*] prior written notice of any change in such Party’s Project Manager.

2.2.2	Project Team

a.	The Parties shall establish a Project Team consisting of the necessary disciplines and their respective Project Manager to (i) ensure the progress of the Project, (ii) coordinate the performance of the Project, and (iii) facilitate communication among the Parties. Each Project Team member shall have knowledge and ongoing familiarity with the Project and will possess the authority to make decisions on matters likely to be raised in the Project Team. Each Party shall have the right to substitute its members of the Project Team as needed from time to time by giving written notice to the other Party due time in advance.

b.	The Project Team shall meet in person or by means of a video conference or teleconference on a periodic basis (i) as agreed by the Project Managers after written request for such meeting by either Party, or (ii) as specified in the Project Plan, as amended from time to time.

c.	The Project Team shall oversee the Project. Prior to each meeting of the Project Team the Parties will distribute to each other written copies of all reasonably necessary materials, data and information arising out of the conduct of their activities hereunder.

d.	Each Party shall bear its own costs associated with such meetings and communications. It is the right of each Party to call for a Project Team meeting according to the covenants of this Section 2.2 in writing (e-mail sufficient) at any time. In such case the meeting will be held at the other Party’s offices (or by means of videoconference or teleconference upon suggestion of the requesting Party) at a time mutually agreed to by both Project Managers.

2.2.3	Steering Committee

a.	The Parties shall form a Steering Committee, to which each Party will appoint [*] members, all of whom shall be familiar with the Project. The Steering Committee shall have general oversight and review of the activities of the Project Team and shall resolve any issues referred to the Steering Committee by the Project Team. The Steering Committee may invite the Project Managers or other experts of either Party to present the issues.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.

b.	The Steering Committee shall meet, in person or via teleconference or video-conference within [*] after receipt of a written request by one Party to the other Party. The request shall describe the matter in dispute and the solution which the requesting Party proposes to be decided.

c.	The Steering Committee will take action only by unanimous consent of the Parties, with the representatives of each Party collectively having a single vote, or by a written resolution signed by all of the representatives. If the Steering Committee is unable to reach unanimous consent on a particular matter, then the matter will be referred to senior management of the Parties, who will use good faith efforts to resolve such matter.

2.2.4	Documentation

The Parties shall prepare minutes (alternating responsibility) of the Project and Steering Committee meeting as appropriate (in particlar to document important decisions) which shall be circulated promptly following the meeting. If meeting minutes are prepared they shall be reviewed within [*] as of receipt and are deemed accepted unless the other Party raises objections in writing within such [*] period.

For the avoidance of doubt, the Project Team and the Steering Committee shall not have any power to amend, modify, or waive compliance with this Agreement.

2.3	Conduct of the Project

Each Party shall fully and reasonably cooperate with the other Party to provide appropriate information and assistance to the other Party in connection with the Project, responding in a reasonable and timely manner with respect to all reasonable requests for information and approval. Neither Party shall be responsible for any delays in its performance of the Project to the extent caused by the other Party’s failure to provide in a reasonably timely manner any information (in particular, but not limited any BI Deliverables or CUSTOMER Deliverables) or any approval reasonably requested by the other Party and/or as set forth in the Project Plan.

Each Party shall assign a sufficient number of professionally qualified personnel to perform the responsibilities of such Party with respect to the Project and shall perform its tasks under this Agreement according to the generally acceptable professional and then current industry standards and subject to terms and conditions as set forth in this Agreement, at all times in compliance with the requirements of applicable laws and regulations. Each Party will use commercially reasonable efforts to achieve the estimated timelines as laid down in the Project Plan subject to Section 2.4.

2.4	Changes to the Project Plan (including Additional Work)

Subject to this Section 2.4 and to Section 4.2, below, the Services are a firm order under this Agreement. Changes to the Project Plan (such as, but not limited to, the Services), if any, shall require the written consent of both Parties.

In case that the Parties mutually agree on additional work for the benefit of the Project by changing the Project Plan, BI shall perform such additional work to sustain the progress of the Project on conditions in terms of money, time and scope to be subject to mutual written agreement of the Parties hereto.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

10.

[*]:

Should CUSTOMER decide to cancel [*] as set forth in the Project Plan, such cancellation shall not be deemed a change to the Project Plan. However, [*] shall apply.

For any other campaigns for the manufacture of Product according to the Project Plan (such as, but not limited to, [*]) and in order to allow BI to manage the multi-use Facility efficiently, CUSTOMER shall use reasonable endeavours to order campaigns in addition to the campaigns set forth in the Project Plan with reasonable time in advance, however, not less than [*] in advance of CUSTOMER’s presumed need for Product for campaigns run in the production fermenter; and CUSTOMER acknowledges and agrees that (i) it is not entitled to a certain manufacturing slot and BI may manage the Facility at its sole discretion; and (ii) the timelines for any additional campaigns must be agreed upon by the Parties separately in writing.

2.5	CUSTOMER Deliverables

To the extent not already transferred by CUSTOMER, CUSTOMER shall transfer the CUSTOMER Deliverables for the Project to BI (or to the Affiliated Company indicated by BI on behalf of BI) within the timelines laid down in the Project Plan and subject to the terms of this Section 2.5, and BI shall use such CUSTOMER Deliverables solely to conduct the Project in accordance with the Project Plan, this Agreement, or as otherwise may be agreed to by the Parties in writing. In particular, the CUSTOMER Deliverables will not be used by BI in connection with any diagnosis, treatment or any activity in humans. BI’s use of the CUSTOMER Deliverables will be in compliance with all applicable laws in the country/State where the Services are performed. BI accepts the CUSTOMER Deliverables with the knowledge that CUSTOMER Deliverables are experimental. The CUSTOMER Deliverables may not be transferred or otherwise made available, in whole or in part, by BI to any other individual, entity or institution, except to its Affiliated Companies, without the prior written consent of CUSTOMER, which may be withheld by CUSTOMER for any reason. Notwithstanding the foregoing, such consent is hereby given for quality control testing performed by a third party on a blinded basis.

The CUSTOMER Deliverables are the property of CUSTOMER. It is agreed that the transfer of the CUSTOMER Deliverables hereunder shall not constitute a sale of CUSTOMER Deliverables or a grant, option or license of any patent or other rights except to allow BI to perform the Project. CUSTOMER shall retain and have all right, title and interest in and to the CUSTOMER Deliverables.

CUSTOMER will inform BI immediately about any safety issues of which CUSTOMER becomes aware relating to the handling of the CUSTOMER Deliverables and the Product, after the date of the execution of this Agreement.

BI shall at all times take commercially reasonable measures to protect the CUSTOMER Deliverables from loss or damage and in no event measures less than employed by BI in the protection of its own proprietary materials, and shall promptly notify CUSTOMER, if at any time it believes the CUSTOMER Deliverables have been damaged, lost or stolen.

2.6	BI Deliverables

BI will deliver BI Deliverables expressly laid down in detail in the Project Plan within the timelines laid down in the Project Plan. Following the completion of the activities required under the Project, BI will provide to CUSTOMER then available Product (if any) and a summary containing manufacturing and analytical testing.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

11.

2.7	Nature of the Project

As the Product has never been produced by BI at the Facility, CUSTOMER acknowledges that the Project is experimental in nature and that no favorable or useful Product(s) can be assured by BI. Therefore, the Parties have agreed to the [*] set forth in Appendix 5.

The technology transfer phase shall be completed with the first successful manufactured Batch at [*] scale [*] that meets the Product Specifications as mutually agreed by the Parties. Notwithstanding the foregoing, the Parties are in agreement that [*] shall be performed [*].

After [*] initial manufacturing runs [*], the Parties shall in good faith agree on a revision (if necessary) of the preliminary specifications that shall then be the respective Specifications for the Product in the respective clinical Phase manufactured in subsequent manufacturing runs at such scale, and, provided that the Manufacturing Process has not been materially changed the Project shall no longer be considered experimental in nature and the obligation to meet the respective Specification shall apply to all future manufacturing runs at such scale.

2.8	Technology Transfer

If requested by CUSTOMER and if not agreed upon separately in writing between the Parties, upon termination of this Agreement and for a period of [*] thereafter, BI shall assist CUSTOMER, at CUSTOMER’s cost and expense, with the transfer of the then current Manufacturing Process [*] for [*].

Such technology transfer shall not apply in case of termination according to Section 10.2.2, 10.2.4 (material breach by CUSTOMER only) or 10.2.5 (Bankruptcy of CUSTOMER only).

3.	Project Fee and Payments

3.1	Project Fee

As consideration for BI’s performance of the Project, CUSTOMER shall pay BI the fees set forth in the payment schedule listed in Appendix 4 in the Project Plan (the “Project Fees”).

3.2	Product-Dedicated Equipment

If agreed upon by the Parties in the Project Plan or otherwise in writing, BI may purchase certain Product-dedicated equipment on the account and instructions of CUSTOMER and at CUSTOMER cost and expense for the manufacture of Product. For book keeping, maintenance and insurance purposes, such equipment shall be the property of BI.

Notwithstanding the forgoing, upon expiration or termination of the Agreement, and subject to the entire payment for all Services hereunder, for a period of [*] thereafter and with at least [*] prior written notice, CUSTOMER shall have the right to purchase for [*], take possession of, and remove from the Facility such Product-dedicated equipment, to the extent such Product-dedicated equipment has been paid for by CUSTOMER. Parties will agree upon the details of the transfer of the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

12.

equipment separately in good faith. In the event that BI has purchased raw materials, resins or equipment on the account and instructions of CUSTOMER which are unused by virtue of the modification of the Project or termination of this Agreement, BI shall be under no obligation to reimburse CUSTOMER for any payments made or amounts payable for the purchase of such materials, resins or equipment; provided, however, that BI shall use commercially reasonable efforts to use such materials for other purposes or third party customers and credit or reimburse CUSTOMER for any amounts received or saved by BI as a result of such use.

3.3	Invoicing and Payment

BI shall invoice CUSTOMER for Project Fees according to the payment schedule in the Project Plan as listed in Appendix 4.

CUSTOMER shall make payment of all invoiced amounts net [*] from the date of receipt of BI’s invoice. If CUSTOMER fails to make timely payment when due under this Agreement, interest shall accrue at a fixed annual rate equal to the highest rate of interest quoted as the “prime rate” in The Wall Street Journal on the day that payment was due. All payments due under this Agreement shall be paid in Euros by wire transfer or by such other means agreed to in writing by the Parties. CUSTOMER will provide at least [*] advance notice to BI of each wire transfer to the bank account identified below or such other bank accounts as BI shall designate in writing.

Account Name:	Boehringer Ingelheim RCV GmbH & Co KG
Account Number:	[*]
Bank:	[*]
Swift:	[*]
IBAN Number:	[*]

All payments under this Agreement should be understood as net payments without value added tax (“VAT”). VAT, if any, should be added to the respective payment. Each invoice will show any applicable VAT separately.

Starting with [*], the Project Fees, costs for raw materials and consumables and the costs for equipment will be adjusted (increased or decreased) year by year in accordance with the average of (a) the change in a respective consumer index of Austria (“Nationaler Verbraucherpreisindex/ National Consumer Price Index” - www.oenb.at/isaweb/report.do?&lang=EN&report=6.4) of July of the previous year and (b) the average change in the respective wages index of Austria (“Tariflohnindex/Negotiated Standard Wage Rate Index” - www.oenb.at/isaweb/report.do?&lang=EN&report=6.7) of July of the previous year shown in the respective statistic monthly report whereby the figures of such average will be rounded to one decimal place, with 0.05 being rounded up.

Additionally, BI shall be entitled to adjust the prices for raw materials, utilities, consumables, equipment, and services supplied to BI by third parties which are utilized in the performance of the Services at the time such increase occurs in the event that a significant increase in such costs of more than [*] has occurred over a period of [*] preceding such adjustment. However, BI will not claim price adjustments according to the rule set forth above for those goods and services which are included in the National Consumer Price Index or the Negotiated Standard Wage Rate Index, and similarly, BI shall not have the right to adjust the price, based on changes in the National Consumer Price Index or Negotiated Standard Wage Rate Index, for any costs for which current price changes have been made due to the previous paragraph.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

13.

4.	Delivery Terms of Product for Clinical Use

4.1	Delivery Terms

4.1.1	Delivery Terms

BI shall (a) deliver to CUSTOMER or, (b) at the request of CUSTOMER, store, the Product produced according to the Project Plan in accordance with agreed upon schedule, at the price set forth in the Project Plan. Delivery of Product by BI shall be made EXW Facility (Incoterms 2010). BI shall package and arrange for shipment of Product to the delivery address specified by CUSTOMER, all in accordance with the instructions of CUSTOMER, provided that CUSTOMER holds harmless and indemnifies BI from any damages or third party claims arising out of such arrangements for shipment of Product in accordance with CUSTOMER’s instructions. Each shipment of cGMP Product will include a Certificate of Analysis, a Confirmation of Compliance and such other documentation as reasonably required to meet all applicable statutory and regulatory requirements for EXW delivery. Delivery of the Product shall be subject to quality and other provisions set forth in the QA. The Parties shall cooperate reasonably to obtain all customs licenses or permits necessary to ship the Product (the evaluation of which customs licenses or permits required shall be performed by CUSTOMER). CUSTOMER is responsible for export control compliance.

4.1.2

BI shall not deliver the Product before the delivery date(s) specified by the CUSTOMER. Storage by BI until such date(s) shall be free of charge until the agreed upon delivery date(s), however, no longer than [*] after CUSTOMER’s receipt of BI’s notification that the Product may be released to CUSTOMER (“Storage Period”). BI shall hold appropriate insurance for the work-in-progress and Batches which are on site at the Facility until the end of the Storage Period. Thereafter, the risk of loss of the Product shall be borne by CUSTOMER. In the event that delivery of any Product is not commenced by CUSTOMER by the agreed upon delivery date(s), BI may charge CUSTOMER for any continued storage of the Product at the Facility. Such additional storage fees shall be equal to [*], shall be invoiced by BI on a monthly basis or as agreed upon between the two parties, and shall be paid by CUSTOMER within [*] of CUSTOMER’s receipt of the applicable invoice.

4.1.3	Examination for Defects

CUSTOMER shall diligently examine all Product delivered under this Agreement as soon as practicable after receipt. Notice of all claims arising out of or relating to Obvious Defects shall be given in writing to BI within [*] after the date of delivery, otherwise, such Product shall be considered free of any Obvious Defects as between BI and CUSTOMER. Notwithstanding the foregoing, CUSTOMER shall make a defective Product available for inspection and shall comply with the requirements of any insurance policy covering the Product and BI shall offer CUSTOMER all reasonable assistance, at the cost and expense of CUSTOMER, in pursuing any claims arising out of the transportation of the Product.

Except as otherwise provided herein and as set forth in Section 2.7, upon delivery of the Product CUSTOMER shall have the lesser of (i) a period of [*] from the date of delivery of the Product or (ii) the period until the expiry of the shelf life of the Product delivered in order to evaluate the Product and accept or reject such delivery for Latent Defects. If CUSTOMER determines within

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

14.

such period after reviewing the relevant documentation and performing reasonable testing that any Batch/ Product does not meet the Specifications, or if a Batch/ Product is determined by BI to be unsuitable for release, then the Parties will mutually agree, as promptly as reasonably possible, whether (a) to produce a new Batch at BI’s cost and expense, including the costs of materials used in the manufacture of such Batch, or (b) to rework or reprocess the Batch, at BI’s cost and expense, so that the Batch can be deemed to have been manufactured in compliance with cGMP and the agreed Process Description and/or Batch Record, and to conform to the Specifications, or (c) BI shall credit in full the fees and expenses paid by CUSTOMER for such Batch, including the costs of materials used in the manufacture of such Batch or, if there are no further orders of Product or such credit exceeds the amount to be paid by CUSTOMER for any future orders, refund all uncredited or excess amounts to CUSTOMER. If the remedy set forth in either (a) or (b) is agreed to be performed by BI, then BI shall start the applicable work as soon as reasonably practicable, such that the next available manufacturing slot shall be used by BI to produce Product, with the goal to resupply within [*] from time of Parties agreement on a remedy (a) or (b) or issuance of the laboratory’s testing results.

4.1.4	Retesting of Samples; Dispute related to (alleged) Defects

In the event CUSTOMER rejects the Product for Obvious or Latent Defects, BI shall have the right to sample and retest the Product, which shall be done as soon as practicable. In the event of a discrepancy between CUSTOMER’s and BI’s test results such that one Party’s results fall within the Specifications and the other Party’s test results fall outside the Specifications, or there exists a dispute over whether such failure is due (in whole or in part) to acts or omissions of CUSTOMER or any third party after delivery, the Parties shall cause a testing laboratory agreeable to both Parties (cost split 50:50) to perform comparative tests and/or analyses on samples of the alleged defective Product. The testing laboratory’s results shall be in writing and shall be final and binding save for manifest error on the face of its report. Unless otherwise agreed to by the Parties in writing, the costs associated with such testing and review shall be borne by the Party against whom the testing laboratory result finally rules and such Party shall reimburse to the other Party the costs advanced to the laboratory pursuant to the foregoing sentence. The testing laboratory shall be required to enter into written undertakings of confidentiality no less burdensome than set forth or referred to by this Agreement.

4.2	Cancellation of Order

4.2.1	Cancellation of Order for initial Phase II clinical trial supply:

CUSTOMER shall be free to cancel production of the Batch for [*] as set forth in the Project Plan by notice to BI prior to [*]. In case CUSTOMER cancels such order for production for [*], [*] without additional costs to CUSTOMER. If CUSTOMER cancels production of the Batch at any time later than that date, CUSTOMER shall be obliged to pay [*] of the Project Fees.

4.2.2	Cancellation or Postponement of Order for subsequent clinical supply:

Subject to Section 4.2.3, below:

If CUSTOMER cancels or postpones any campaign set forth in the Project Plan for the manufacture of Product for subsequent clinical supply less than [*] but more than [*] prior to the date on which [*], then CUSTOMER is required to pay [*] of the Project Fees for such campaign.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Cancellation or postponement less than [*] but more than [*] prior to the date on which [*] results in a payment obligation of CUSTOMER of [*] of the Project Fees for such campaign.

Cancellation or postponement less than [*] prior to the date on which [*] results in a payment obligation of CUSTOMER of [*] of the Project Fees for such campaign.

4.2.3	Cancellation of Order and Termination of this Agreement; Obligation of BI to mitigate Losses

The cancellation fee described in Section 4.2.2 above shall be qualified as follows: Such cancellation fees shall not be payable in connection with a termination of this Agreement by CUSTOMER pursuant to Section 10.2.4, but may be payable in connection with a termination of this Agreement by CUSTOMER pursuant to Section 10.2.1 to 10.2.3 or a termination by BI pursuant to Section 10.2.4.

In the event of cancellation of an order or postponement by CUSTOMER, BI shall use its commercially reasonable efforts to use the capacity resulting from the cancellation or postponement of campaigns and to mitigate any losses that may incur from such cancellation or postponement, including for the avoidance of doubt, the reapplication of raw materials, if possible.

5.	Use of Project Data

5.1	Project Data

a.	BI shall supply CUSTOMER with data, results and information reasonably requested by CUSTOMER to comply with any request of any applicable regulatory body or to comply with such regulatory body’s requirement; and

b.	BI shall prepare the draft chemistry, manufacturing and controls section of any regulatory filing supporting the clinical development of the Product for the USA and EU. CUSTOMER shall review, finalize and approve the chemistry, manufacturing and controls section of any regulatory filing drafted by BI. BI shall timely perform reviews of the chemistry, manufacturing and controls section of any such regulatory filing for accuracy of content of such section prior to filing by CUSTOMER with the relevant regulatory authorities.

6.	Representations, Warranties and Indemnification

6.1	Mutual Representations, Warranties and Covenants

6.1.1	Interpretation

“Represent”, “Representation(s)”, “Warrants”, “Warranty” and “Warranties” as set forth in this Section 6 shall have the meaning as set forth in Section 922 of the Austrian Civil Code (“ABGB”) and shall not be interpreted as a guarantee (“Garantie”) under Austrian Law.

6.1.2	Mutual Representations (“Gewährleistung”)

Each Party hereby represents and warrants (“gewährleistet”) to the other Party as follows:

a.	it is a corporation duly organized and validly existing under the laws of the state or other jurisdiction of incorporation or formation; and

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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b.	the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite corporate action; and

c.	it has full corporate authority to enter into this Agreement and the Agreement is binding upon it in accordance with its terms; and

d.	execution and performance of such Party’s obligations hereunder shall not constitute a breach of any other agreement to which such Party is party.

6.2	CUSTOMER Warranties

CUSTOMER hereby represents and warrants that (“gewährleistet”):

a.	CUSTOMER has the right to provide the CUSTOMER Deliverables, the CUSTOMER Background IP and all CUSTOMER Confidential Information (including for the avoidance of doubt the Initial Process) under this Agreement and to the best of its Knowledge at the Effective Date that there are no third party rights that will affect supply thereof to BI and/or its Affiliated Companies; and

b.	to the best of its Knowledge at the Effective Date the CUSTOMER Deliverables, the CUSTOMER Background IP, the Initial Process and the CUSTOMER Confidential Information and their use by BI and/or its Affiliated Companies do not infringe the Intellectual Property Rights of any third party and CUSTOMER will immediately notify BI in writing should CUSTOMER become aware of any claims asserting such infringement; and

c.	CUSTOMER is not aware of any special or unusual hazards involved in handling the CUSTOMER Deliverables and/or Product of which CUSTOMER has failed to inform BI and that it will inform BI immediately of any changes related thereto after the date of execution of this Agreement; and

d.	CUSTOMER has the right to grant BI the licenses stipulated under this Agreement; and

e.	at the time of delivery to BI, CUSTOMER Deliverables will have been tested according to the testing protocol and manufactured in accordance with the requirements set forth in Appendix 8 attached hereto. At the time of such delivery to BI, to the best of Knowledge of CUSTOMER the [*] and [*] shall not have been developed using [*].

f.	CUSTOMER will not use any BI general analytical methods (not Product specific), Master Batch Records, Batch Records, BI’s standard operating procedures, employed or generated in the manufacture of the Product, information related to the Facility, equipment and utilities, which were disclosed by BI to CUSTOMER, for any research and development purposes, the manufacture and testing of Product and/or any other products being developed by CUSTOMER.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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6.3	BI Warranties

BI hereby represents and warrants (“gewährleistet”) that:

a.	BI is entitled to use the Facility for the purposes set forth in this Agreement; and

b.	BI at the Effective Date is not aware of any special or unusual hazards that would arise as a result of its carrying out of the Project as planned; and

c.	to the best of its Knowledge at the Effective Date, BI has not been debarred, nor is it subject to a pending debarment, and that it will not use in any capacity in connection with the services under this Agreement any person, who has been debarred pursuant to section 306 of the FDCA, 21 U.S.C. § 335a, or who is the subject of a conviction described in such section. BI agrees to notify CUSTOMER in writing immediately if it comes to its knowledge that BI or any person who is performing Services is debarred or is the subject of a conviction described in section 306, or if any action, suit, claim, investigation, or proceeding is pending, or to BI’s knowledge, is threatened, relating to the debarment or conviction of BI or any person performing services under this Agreement; and

d.	to the best of its Knowledge at the Effective Date use of BI Background IP and BI Confidential Information in the performance of the Services does not infringe the Intellectual Property Rights of any third party, and BI will promptly notify CUSTOMER in writing should it become aware of any claims asserting such infringement; and

e.	each Batch where a Manufacturer’s Release has been performed will be manufactured in accordance with cGMP and on the date of BI’s manufacturer’s release shall comply with the Specifications.

For avoidance of doubt, all BI liability or indemnification obligations that might result from the representations and warranties under this Section 6.3 are always subject to the limitations set forth in Section 7.5 of this Agreement.

6.4	Disclaimer of Warranties

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO ANY INTELLECTUAL PROPERTY, TECHNOLOGY, RIGHTS, RESULTS OF THE PROJECTS; THE CUSTOMER DELIVERABLES OR BI DELIVERABLES OR OTHER SUBJECT MATTER OF THIS AGREEMENT OR THAT THE PROJECTS WILL RESULT IN A COMMERCIALLY-VIABLE PROCESS, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7.	Liability, Indemnification, Limitations and Insurance

7.1	General

BI has no knowledge or awareness of or control over the manner in which CUSTOMER intends to use the results of the Project, the Product or other BI Deliverables, if any, obtained in the Project and

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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in particular does not know or control how CUSTOMER intends to use such Product or results in clinical studies. Therefore, BI’s liability is limited as set forth in the following provisions of this Section 7.

7.2	Disclaimer of Consequential Damages

IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, IRRESPECTIVE OF THE THEORY OF LIABILITY, ARISING FROM OR RELATED TO THE BREACH OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY CLAIMS FOR DAMAGES BASED UPON LOST PROFITS FOR SALES TO THIRD PARTIES OR AFFILIATES, LOSS OF REPUTATION, LOSS OF MARKET SHARE, LOSS OF BUSINESS OPPORTUNITY OR LOSS OF GOOD WILL (COLLECTIVELY, “CONSEQUENTIAL DAMAGES”), (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), PROVIDED, THAT EACH PARTY WILL REMAIN LIABLE TO THE OTHER PARTY TO THE EXTENT ANY CONSEQUENTIAL DAMAGES ARE CLAIMED BY A THIRD PARTY AND ARE SUBJECT TO INDEMNIFICATION PURSUANT TO SECTION 7.4.

7.3	Liability between the Parties (excluding Indemnification)

a.	Of BI

Subject to the limitations set forth in Section 7.2 and Section 7.5, and except to the extent of any liability and/or indemnification obligation by CUSTOMER pursuant to Section 7.3b and/or Section 7.4b below, BI shall only be liable for any losses, damages, costs or expenses including, without limitation, reasonable attorneys’ fees of any nature (“Losses”) incurred or suffered directly by CUSTOMER to the extent such Losses are arising from [*].

b.	Of CUSTOMER

CUSTOMER shall only be liable for any Losses incurred or suffered by BI or its Affiliated Companies to the extent such Losses are arising from [*].

7.4	Indemnification Obligations of each Party towards the other Party

a.	BI’s Indemnification Obligations

Subject to the limitations set forth in Section 7.5, and except to the extent of any liability and/or indemnification obligation by CUSTOMER pursuant to Section 7.3(b) and/or Section 7.4(b), BI shall indemnify, defend and hold CUSTOMER and its Representatives harmless from and against all such third party claims and Losses arising from [*].

b.	CUSTOMER’s Indemnification Obligations

Except to the extent of any liability and/or indemnification obligation by BI pursuant to Section 7.3(a) and or 7.4(a), CUSTOMER shall indemnify, defend and hold BI and its Representatives harmless from and against all such third party claims and Losses, [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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7.5	Limitation of Liability and Indemnification Obligations

With the exception of wilful misconduct by BI and such cases where a limitation of liability and/or indemnification is not possible under applicable law, for which cases there shall be no limitation, any and all liability and/or indemnification obligations of BI under this Agreement shall be:

a.	limited to [*], in cases of [*]; and

b.	limited to [*], in cases of [*].

7.6	Insurance

CUSTOMER and BI shall obtain and/or maintain during the term of this Agreement and for a period of [*] thereafter, liability insurance in amounts which are reasonable and customary in the biopharmaceutical industry for the respective activities (i.e. BI as CMO and CUSTOMER as sponsor/pharmaceutical company) at the respective place of business, but no less than [*], and such liability insurance shall insure against all mandatory liability, including liability for personal injury, physical injury and property damage, and [*] for product liability. Notwithstanding the foregoing, BI shall have the right to self insure at any time.

8.	Intellectual Property

8.1	Existing Intellectual Property Rights

BI shall acquire no rights, title or interest whatsoever in or to any of CUSTOMER Background IP, except as specifically provided for in this Agreement.

CUSTOMER shall acquire no rights, title or interest whatsoever in or to any of BI Background IP, except as specifically provided for in this Agreement.

8.2	New Intellectual Property, Project Results and Licenses

8.2.1	CUSTOMER

CUSTOMER shall have the exclusive ownership of any Improvements that (i) relate directly to the physical structure or amino acid or DNA sequence of the Product, the biological, chemical and/or pharmaceutical properties of the Product or the use of the Product, and (ii) do not cover or claim BI Background IP or BI Improvements (collectively, “CUSTOMER Improvements”). CUSTOMER shall control patent prosecution and maintenance thereof. BI agrees to assign and hereby assigns to CUSTOMER all right title and interest it may have in any CUSTOMER Improvements. BI shall provide reasonable assistance to CUSTOMER for any action which may be necessary to assign or otherwise transfer any rights to CUSTOMER Improvements contemplated by this Section 8.2.1. BI shall notify CUSTOMER within [*] calendar days of becoming aware of such CUSTOMER Improvements.

8.2.2	BI

BI shall have the exclusive ownership of any Improvements that (i) [*], and (ii) [*] (collectively, “BI Improvements”). BI shall control patent prosecution and maintenance thereof. CUSTOMER agrees

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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to assign and hereby assigns to BI all right, title and interest it may have in any BI Improvements. CUSTOMER shall provide reasonable assistance to BI for any action which may be necessary to assign or otherwise transfer such rights to BI Improvements contemplated by this Section 8.2.2.

8.2.3	Licenses

a.	CUSTOMER hereby grants to BI and BI hereby accepts for the purpose of pursuing the Project a non-exclusive, non-sublicensable (except to BI’s Affiliated Companies and subcontractors of BI pursuant to Section 11.9), royalty-free, license to use the CUSTOMER Background IP, the Initial Process and the CUSTOMER Improvements for the sole purpose to develop the Manufacturing Process, and for the manufacturing of the Product for clinical purposes in accordance with this Agreement.

b.	Upon expiry or any termination of this Agreement by either Party pursuant to Section 10.2.1 or by CUSTOMER pursuant to Section 10.2.3 or 10.2.4, and provided that CUSTOMER has paid all amounts due under this Agreement, BI shall grant to CUSTOMER a world-wide, royalty-free, fully paid-up, irrevocable, perpetual, non-exclusive, assignable, transferable, sublicensable (also by sublicencees and their sublicensees) license to any BI Background IP and BI Improvements used by BI in the manufacture of the Product, however, only to the extent necessary for CUSTOMER to make, have made, sell, offer for sale, import, use and otherwise lawfully exploit the Product.

8.2.4	Procedure in case of INFRINGEMENT OF PARTIES CONFIDENTIAL INFORMATION AND INTELLECTUAL PROPERTY

a.	Each Party shall immediately inform and promptly report in writing to the other Party during the term of this Agreement any actual or reasonably suspected infringement of a third party Intellectual Property Right occuring in the course of the performance of the Services of which it becomes aware.

b.	If the Intellectual Property Rights of a Party are challenged in any legal or administrative proceeding with regard to validity, non-infringement or enforceability by a third party, such Party shall have the right and option, but not the obligation, to bring an action for, as applicable, invalidation or infringement thereof, or to defend its rights in such Intellectual Property Rights against any such third party.

c.	Each Party shall immediately inform and promptly report in writing to the other Party the status of any infringement or legal proceeding relating to such infringement, and the Parties shall mutually provide all reasonable assistance in connection with such legal proceeding or with otherwise resolving such infringement.

d.	Each Party which is a party to any legal action under this Section 8.2.4 shall [*].

9.	Confidentiality

During the term of this Agreement and for a period of [*] after termination or expiration of this Agreement, Receiving Party agrees to hold all Confidential Information disclosed to it or its Affiliated Companies by the Disclosing Party or its Affiliated Companies in strict confidence and to use such Confidential Information only in connection with the performance of its obligations under

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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this Agreement or as permitted under this Agreement. Receiving Party shall not use the Disclosing Party’s Confidential Information for any purpose other than as permitted in the preceding sentence, reproduce such Confidential Information, or disclose such Confidential Information to any third party, without prior approval of Disclosing Party. Specifically, in no event shall the Receiving Party disclose Confidential Information of the Disclosing Party in any patent filings without the prior written consent of the Disclosing Party. Receiving Party agrees to protect Disclosing Party’s Confidential Information with at least the same degree of care as it normally exercises to protect its own proprietary information of a similar nature, but in any case using no less than a reasonable degree of care. Receiving Party shall take all appropriate steps to ensure that all of its or its Affiliated Companies’ employees receive Disclosing Party’s Confidential Information only on a need to know basis, within the scope of this Agreement, and then, only if such persons are bound by obligations of confidentiality and non-use substantially similar to those under this Agreement. Receiving Party shall be liable for any disclosure or release of Disclosing Party’s Confidential Information by any of its or its Affiliated Companies’ employees, as if such disclosure had been made by Receiving Party.

The restrictions of this Agreement regarding Confidential Information of the other Party shall not apply to such Confidential Information which: (a) was known to Receiving Party or its Affiliated Companies prior to receipt hereunder as evidenced by written records; (b) at the time of disclosure by Disclosing Party was generally available to the public, or which after disclosure hereunder becomes generally available to the public through no fault attributable to Receiving Party or its Affiliated Companies; (c) is hereafter made available to Receiving Party or its Affiliated Companies for use or disclosure by Receiving Party or its Affiliated Companies from any third party having a right do so; or (d) is independently developed by Receiving Party or its Affiliated Companies without the use of the Disclosing Party’s Confidential Information as evidenced by written records. Further, subject to Receiving Party providing Disclosing Party with reasonable advance notice (to the extent possible and permitted by law) and the opportunity to challenge, limit or seek a protective order for such disclosure, Receiving Party and/or its Affiliated Companies may make such limited disclosure as is required by mandatory law. Receiving Party shall provide Disclosing Party with reasonable assistance in any challenge undertaken by Disclosing Party.

Subject to any right to continued use as provided herein (such as, but not limited to, license rights), upon Disclosing Party’s written request, Receiving Party agrees to, at Receiving Party’s discretion, either deliver to Disclosing Party or destroy all written materials embodying the Confidential Information of the Disclosing Party and/or its Affiliated Companies and all materials that constitute such Confidential Information, which are in the possession or under the control of Receiving Party or its Affiliated Companies, in each case subject to the last sentence of this Section. In the event that Receiving Party elects to destroy the materials, upon destruction of such materials, Receiving Party will issue to Disclosing Party a certificate of destruction as proof of compliance with Disclosing Party’s request. Receiving Party further agrees not to retain any copies, notes or compilations of any written materials pertaining to the Confidential Information received from Disclosing Party or its Affiliated Companies, save that Receiving Party may retain one (1) copy of documentary Confidential Information for the sole purpose of monitoring its compliance with this Agreement.

In the event that either Party is required to file this Agreement with health authorities or other government agencies (e.g. under SEC rules), that Party shall seek confidential treatment of sensitive information of either Party (in particular, but not limited to trade secrets, confidential commercial or financial information). The Party required to make the submission will give reasonable advance notice to the other Party of such disclosure requirement in order to enable the other Party to comment on such submission, and shall use reasonable efforts to incorporate the other Party’s comments in order to secure a protective order or confidential treatment of any Confidential Information required to be disclosed.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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10.	Term and Termination

10.1	Term

This Agreement shall take effect as of the Effective Date and shall expire upon completion of the Project as set forth in the Project Plan, unless terminated earlier in accordance with this Agreement.

10.2	Termination of this Agreement

10.2.1	Termination for convenience

This Agreement may be terminated by either Party by written notice to the other Party with a notice period of eighteen (18) months to the end of a month.

10.2.2	Termination for scientific or technical reasons

If it is apparent to either Party at any stage of the Project that it will not be possible to carry out the Project for scientific (i.e. clinical failure) or process technical reasons, such Party may terminate this Agreement upon [*] prior written notice to the other Party.

10.2.3	Termination for business reasons

If it is apparent to the CUSTOMER at any stage of the Project that it will not be possible to carry out the Project for business reasons, CUSTOMER may terminate this Agreement upon [*] prior written notice.

10.2.4	Termination of this Agreement for material breach

This Agreement may be terminated with immediate effect by written notice by either Party, if the other Party breaches this Agreement in any material manner and shall have failed to remedy such default within [*] after written notice thereof from the terminating Party, unless such material breach is not able to be cured within such time period. In such case, the terminating Party shall only be entitled to terminate this Agreement based on this Section 10.2.4 if the purportedly breaching Party has not started any remedial activities within [*] after written notice thereof from the terminating Party.

10.2.5	Termination for Bankruptcy

This Agreement may be terminated with immediate effect by written notice by either Party, if the other Party is not able to repeatedly fulfil its payment obligations towards its debtors, declares bankruptcy, is declared or adjudicated bankrupt, by voluntary or involuntary action goes into liquidation, enters into an arrangement for benefit of creditors, or dissolves or files a petition for bankruptcy or suspension of payments, or enters into a procedure of winding up or dissolution that is not dismissed within [*], or a trustee in bankruptcy or receiver or other equivalent entity be appointed for the other Party’s property or estate (“Bankruptcy”).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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10.2.6	Termination due to Change of Control

This Agreement may be terminated with immediate effect by written notice by either Party, if the other Party undergoes a Change of Control by being taken over by a Direct Competitor of the Party, or if the other Party assigns the main rights and obligations of this Agreement to a Direct Competitor.

10.3	Effect of Termination

10.3.1	Effects of Termination by CUSTOMER pursuant to Section 10.2.1 to 10.2.3 and 10.2.5 to 10.2.6

a.	In the event of termination by CUSTOMER according to Section 10.2.1, BI will continue to perform the Services agreed upon in the Project Plan and/or any ordered manufacturing runs as per the date of BI’s receipt of CUSTOMER’s written termination notice until CUSTOMER’s termination according to Section 10.2.1 takes effect and both Parties shall adhere to the terms and conditions set forth in this Agreement and the respective Project Plan. The amount due to BI hereunder shall be limited to the amount of (i) the fees for all Services effectively performed by BI until the termination takes effect calculated on a pro-rata basis, plus (ii) all non-cancellable expenses reasonably incurred by BI prior to effectiveness of termination in respect of the purchase of supplies or raw materials etc., plus (iii) reasonable wind-down costs not to exceed [*]. BI shall mitigate all wind-down costs and non-cancellable expenses to the extent reasonably possible.

b.	In the event of termination by CUSTOMER according to Section 10.2.2, 10.2.3, 10.2.5 or 10.2.6, no payments need be refunded by BI to CUSTOMER and the amount due to BI hereunder shall be limited to the amount of (i) the fees for all Services effectively performed by BI until the receipt of termination calculated on a pro-rata basis, plus (ii) all non-cancellable expenses reasonably incurred by BI prior to receipt of such termination in respect of the purchase of supplies or raw materials etc., plus (iii) reasonable wind-down costs not to exceed [*]. BI shall mitigate all wind-down costs and non-cancellable expenses to the extent reasonably possible. Ordered campaigns shall be paid pursuant to the provisions set forth in Section 4.2.

In the event of a termination by CUSTOMER according to Section 10.2.2 and 10.2.5, due to the nature of the reason of termination, BI shall not have the obligation to perform any technology transfer activities pursuant to Section 2.8 above.

10.3.2	Effects of Termination by BI pursuant to Section 10.2.1, 10.2.2, 10.2.5 and 10.2.6

a.	Termination of this Agreement by BI according to Section 10.2.1 and 10.2.6 shall not affect any Services agreed upon in the Project Plan and/or any ordered runs as per the date of CUSTOMER’s receipt of BI’s written termination notice and both Parties shall continue to adhere to the terms and conditions set forth in this Agreement and the respective Project Plan. The Parties agree that in the event of a termination by BI according to Section 10.2.1, all tech transfer activities pursuant to Section 2.8 up to [*] for [*] shall be rendered by BI to CUSTOMER [*].

b.	In the event of termination by BI according to Section 10.2.2, [*] need to be refunded by BI to CUSTOMER and the amount due to BI hereunder shall be limited to the fees for all Services effectively performed by BI until the termination calculated on a pro-rata basis.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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BI shall not be entitled to charge any additional non-cancellable expenses or any wind-down costs. Due to the nature of the reason of termination, BI shall not have the obligation to perform any technology transfer activities pursuant to Section 2.8 above. Ordered campaigns shall be paid pursuant to the provisions set forth in Section 4.2.

10.3.3	Effects of Termination for material breach

a.	In case of a termination by CUSTOMER according to Section 10.2.4, [*] need to be refunded by BI to CUSTOMER and the amount due to BI hereunder shall be limited to the fees for all Services effectively performed by BI until the termination calculated on a pro-rata basis. BI shall not be entitled to charge any additional non-cancellable expenses or any wind-down costs. All tech transfer activities pursuant to Section 2.8 up to [*] shall be rendered by BI to CUSTOMER [*]. For the avoidance of doubt, any liability of BI (if any) for damages for material breach shall be subject to the provisions set forth in Section 7, in particular but not limited to Section 7.3 and 7.6.

b.	In case of a termination by BI according to Section10.2.4, [*] need to be refunded by BI to CUSTOMER and all payments due under the Project Plan shall become immediately due and must be paid to BI, and, in addition, BI shall be free to claim for damages according to applicable laws. In case of a termination by BI according to Section 10.2.4, all licenses granted by BI under this Agreement shall be null and void and CUSTOMER shall not be entitled to further use BI’s Background IP and BI’s Confidential Information. BI shall not be obliged to perform any technology transfer activities pursuant to Section 2.8 above. Ordered campaigns shall be paid pursuant to the provisions set forth in Section 4.2.

10.3.4	Storage of Product/ Materials

BI’s responsibility to keep and store the Product (if any) and/or any materials received or generated under this Agreement shall terminate [*] after expiration or termination of this Agreement. Upon expiration or termination, at request and expense of CUSTOMER, BI shall ship all investments and unused raw material purchased in the course of the Project and paid by CUSTOMER to CUSTOMER. Such shipment shall be made EXW Facility (Incoterms 2010).

10.3.5	Surviving Provisions

As far as not expressly set forth in this Agreement all provisions designed to have effect even after the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement, [*].

11.	Miscellaneous

11.1	Force Majeure

Neither Party shall be in breach of this Agreement if there is any failure of performance under this Agreement (except for payment of any amounts due hereunder) occasioned by any act of God, fire, act of government or state, war, civil commotion, insurrection, embargo, prevention from or hindrance in obtaining energy or other utilities, labour disputes of whatever nature or any other reason beyond the control of either Party; provided, however, that the Party affected shall: give prompt written notice to the other Party of the date of commencement of the force majeure, the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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nature thereof, and expected duration; and shall use its best efforts to avoid or remove the force majeure to the extent it is able to do so; and shall make up, continue on and complete performance when such cause is removed to the extent it is able to do so. Subject to either Section 10.3.1(6) or 10.3.2(6) (Effect of Termination), which shall apply analogously, either Party has the right to terminate this Agreement with immediate effect, upon written notice to the other Party, should the force majeure continue for more than [*] following the first notification.

11.2	Prior Agreements

This Agreement constitutes the entire understanding of the Parties with respect to the subject matters contained herein, superseding all prior oral or written understandings or communications between the Parties, and it may be modified only by a written agreement signed by the Parties. This Agreement supersedes all prior agreements, whether written or oral, with respect to the subject matters contained herein, including the CDA, except with respect to those provisions that survive according to their terms. Performance of any Services initiated under the CDA shall be performed under the terms of this Agreement as of the Effective Date.

11.3	Publicity

No press release or other form of publicity regarding a Project or this Agreement shall be permitted by either Party to be published unless both Parties have indicated their consent to the form of the release in writing.

11.4	Notices

Any notice required or permitted to be given hereunder by either Party shall be in writing and shall be (i) delivered personally, (ii) sent by registered mail, return receipt requested, postage prepaid or (iii) delivered by facsimile with immediate confirmation of receipt, to the addresses or facsimile numbers set forth below:

If to BI:

[*]

Boehringer Ingelheim RCV GmbH & Co KG

[*]

With a copy to

[*]

Boehringer Ingelheim GmbH

[*]

If to CUSTOMER:

Versartis, Inc.

275 Shoreline Drive

Suite 450

Redwood Shores, CA USA 94065

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

26.

11.5	Applicable Law and Dispute Resolution

11.5.1	Applicable Law

This Agreement shall be exclusively governed by and construed in accordance with the laws of [*] without regard to its conflict of laws provisions. The application of the UN Convention on Contracts for the International Sale of Goods is excluded.

11.5.2	Arbitration

The Parties agree that all disputes, claims or controversies arising out of, relating to, or in connection with this Agreement, including any question regarding its formation, existence, validity, enforceability, performance, interpretation, breach or termination, shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (“ICC”) by one arbitrator appointed in accordance with said rules.

The exclusive place of arbitration shall be [*], and the proceedings shall be conducted in English language.

The award for arbitration shall be final and binding and may be enforced in any court of competent jurisdiction against BI or CUSTOMER. The costs of the arbitration (including reasonable attorney’s fees and associated costs and expenses) shall be borne by the Parties in proportion to the outcome of the arbitration (taking into account the relative success of the claims and defenses of the Parties), as ordered by the arbitrator(s). Nothing in this Section 11.5.2 shall prevent any Party, before an arbitration has commenced hereunder or any time thereafter during such arbitration proceedings, from seeking conservatory and interim measures, including, but not limited to temporary restraining orders or preliminary injunctions, or their equivalent, from any court of competent jurisdiction.

The Parties further agree that

a.	except as may be otherwise required by law, neither Party, its witnesses, or the arbitrator may disclose the existence, content, results of the arbitration hereunder without prior written consent of both Parties; and

b.	neither Party shall be required to give general discovery of documents, but may be required only to produce specific, identified documents, or narrow and specific categories of documents, which are relevant to the case and material to its outcome and reasonably believed to be in the custody, possession or control of the other Party; and

c.	decisions ex aequo et bono or in equity are not permissible.

11.6	Waiver

No waiver of any term, provision or condition of this Agreement whether by conduct or otherwise in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition or of any other term, provision or condition of this Agreement.

11.7	Severability

If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction all other provisions shall continue in full force and effect. The Parties hereby agree to

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

27.

attempt to substitute for any invalid or unenforceable provision a valid and enforceable provision which achieves to the greatest extent possible the economic legal and commercial objectives of the invalid or unenforceable provision.

11.8	Dispute Resolution

Any dispute relating to the validity, performance, construction or interpretation of this Agreement shall first be submitted for resolution to the Steering Committee.

11.9	Assignment / Subcontracting

This Agreement shall be binding upon the successors and assigns of the Parties and the name of a Party appearing herein shall be deemed to include the names of its successors and assigns, provided always that nothing herein shall permit any assignment by either Party. However, either Party may, without the other Party’s prior written consent (a) assign its rights and obligations under this Agreement to any of its Affiliated Companies, or (b) assign this Agreement in its entirety to its sucessor to all or substantially all of its business or assets to which this Agreement relates, unless such successor does not have the financial resources to perform such Party’s obligations under this Agreement in the reasonable judgment of the other Party. In case of an assignment, the assigning party shall immediately notify the other Party about the intended or executed assignment, as applicable, and the assignee. Any assignment of this Agreement that is not in conformance with this Section 11.9 shall be null, void and of no legal effect.

BI shall be permitted to subcontract portions of the Services to third parties only with the prior written approval of CUSTOMER, not to be unreasonably withheld or delayed; provided that BI shall remain liable towards CUSTOMER for such subcontractors’ performance of the Services under this Agreement. CUSTOMER acknowledges and agrees that BI may subcontract specific Services and/or parts thereof to its Affiliated Companies Boehringer Ingelheim Pharma GmbH& Co. KG, [*] and/or Boehringer Ingelheim [*].

11.10	Priority of Documents

In the event of a conflict or ambiguity between any term of this Agreement and an Appendix, the terms of this Agreement shall prevail.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

28.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date.

24 October,	2012	Vienna, 24 October,	2012

Versartis, Inc.		Boehringer Ingelheim RCV GmbH & Co KG ppa. i.V.

/s/Jeffrey L. Cleland		[*]

Jeffrey L. Cleland
CEO

12.	List of Appendices:

Appendix 1:	[*] and CUSTOMER Deliverables (incl. Requirements for CUSTOMER Deliverables)

Appendix 2:	Project Plan (BI Services and Prices)

Appendix 3:	Project Timeline

Appendix 4:	Payment Schedule

Appendix 5:	[*] agreed by the Parties (to be attached upon agreement of the Parties)

Appendix 6:	Members of the Project Team, Steering Committee and Chief Executive Officers

Appendix 7:	Quality Agreement (Draft)

Appendix 8:	Testing of [*] from CUSTOMER

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

29.

List of Appendices:

Appendix 1:	[*] and CUSTOMER Deliverables (incl. Requirements for CUSTOMER Deliverables)

Appendix 2:	Project Plan (BI Services and Prices)

Appendix 3:	Project Timeline

Appendix 4:	Payment Schedule

Appendix 5:	[*] agreed by the Parties (to be attached upon agreement of the Parties)

Appendix 6:	Members of the Project Team, Steering Committee and Chief Executive Officers

Appendix 7:	Quality Agreement (Draft)

Appendix 8:	Testing of [*] from CUSTOMER

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.

Appendix 1:

[*] and Versartis Deliverables (incl. Requirements for Versartis Deliverables) and assumptions

[*]

Description of VRS-317 AA sequence + Product description:

VRS-317 is a fusion protein composed of recombinant human growth hormone (rhGH) and two pharmacologically inactive recombinant polypeptides, referred to as XTEN. The XTEN domain, two unstructured hydrophilic chains of amino acids, enables half-life extension for rhGH. One polypeptide chain, consisting of 914 amino acids, is fused to the N-terminus of rhGH and the second polypeptide, consisting of 146 amino acids, is fused to the C-terminus of rhGH. The molecular weight of VRS-3I7 is 119 kDa, with rhGH contributing 22 kDa and the remaining mass contributed by the XTEN construct. The mass ratio of rhGH to VRS-317 is therefore 1:5.4. The amino acid sequence and structure are provided below.

VRS-317 amino acid sequence (hGH sequence is underlined and bold)

1	10	20	30	40	50

[*]

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.

Appendix 2: Project Plan (BI Services and Prices)

Activities / Services included	Price [Euro]	BI RCV deliverables
[*]	[*]	[*]

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.

Appendix 3: Initial Project Plan and Timeline

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.

Appendix 4: Payment Schedule

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.

Appendix 5: [*] agreed by the Parties (to be attached upon agreement of the Parties)

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.

Appendix 6: Members of the Project Team, Steering Committee and Chief Executive Officers

Project Manager BI RCV	Versartis
[*]	[*]

Project Team BI RCV	Versartis
[*]	[*]

Steering Committee BI RCV	Steering Committee Versartis
[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.

Appendix 7: Quality Agreement

Quality agreement to be attached.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Appendix 8: Testing of [*] from CUSTOMER

Method	Specification
[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.